Exhibit 99.1

NEWS RELEASE

Gray Reports Solid 2021 Performance and is Poised for a Strong 2022

Atlanta, Georgia – February 25, 2022. . . Gray Television, Inc. (“Gray,” “we,” “us” or “our”) (NYSE: GTN) today announced financial results for the fourth quarter ended December 31, 2021. While the quarter did not include political advertising revenue at the robust levels experienced in the fourth quarter of 2020, our total revenues of $721 million were strong for an off-year of the two-year political advertising cycle, and higher than our anticipated results due to continued improvement in economic conditions and our acquisition of the Local Media Group of Meredith Corporation on December 1, 2021, and Quincy Media on August 2, 2021. Most notably, in the fourth quarter 2021 our combined local and national broadcast advertising revenue, excluding political advertising revenue (“Total Core Revenue”) increased by 26%, and our retransmission consent revenue increased by 35%. Our total revenue for the year ended December 31, 2021 was $2.4 billion, the highest we have ever reported.

Due to the significant effect that material transactions have had on our results of our operations, we present the financial information herein consistent with both U.S. Generally Accepted Accounting Principles (“GAAP” or “As Reported Basis”) and on a Combined Historical Basis (“CHB”), which incorporates certain historical results of acquired businesses, less the historical results of divested businesses. We also furnish certain other detailed non-GAAP metrics to provide more meaningful period-over-period comparisons to assist the public in its analysis and valuation of the Company. This additional information includes a summary of incremental expenses that were specific to our acquisitions, divestitures, and related financing activities (“Transaction Related Expenses”), non-cash stock-based compensation expenses and certain non-GAAP terms common in our industry. Please refer to the detailed discussion of the foregoing terms and concepts included elsewhere herein.

Summary of Operating Results

As Reported Basis (the respective 2021 periods reflect the “off-year” of the two year political advertising cycle):

For the fourth quarter of 2021:

●	Total revenue was $721 million, a decrease of 9% from the fourth quarter of 2020, primarily due to the cyclical decline in political advertising revenue.

●

Net income attributable to common stockholders was $16 million, or $0.17 per fully diluted share, a decrease of 92% from the fourth quarter of 2020. Excluding Transaction Related Expenses and non-cash stock compensation totaling $59 million, our net income attributable to common stockholders would have been $60 million.

●	Broadcast Cash Flow was $258 million, a decrease of 39% from the fourth quarter of 2020.

●	Adjusted EBITDA was $224 million, a decrease of 45% from the fourth quarter of 2020.

For the full year 2021:

●	Revenue was $2.4 billion, an increase of 1% from 2020, marking our highest ever annual revenue.

●

Net income attributable to common stockholders was $38 million, a decrease of 89% from 2020. Excluding Transaction Related Expenses and non-cash stock compensation totaling $95 million, our net income attributable to common stockholders would have been $109 million.

●	Broadcast Cash Flow was $813 million, a decrease of 19% from 2020.

●	Adjusted EBITDA was $739 million, a decrease of 21% from 2020.

4370 Peachtree Road, NE, Atlanta, GA 30319 | P 404.504.9828 F 404.261.9607 | www.gray.tv

Combined Historical Basis (the respective 2021 periods reflect the “off-year” of the two year political advertising cycle):

For the fourth quarter of 2021:

●	Revenue was $857 million, a decrease of 24% from the fourth quarter of 2020. Total Core Revenue increased by 11% from the fourth quarter of 2020.

●	Broadcast Cash Flow was $311 million, a decrease of 50% from the fourth quarter of 2020.

For the full year 2021:

●	Revenue was $3.2 billion, a decrease of 6% from 2020. Total Core Revenue increased by 18% from 2020.

●	Broadcast Cash Flow was $1.1 billion, a decrease of 24% from 2020.

Other Key Metrics

●

As of December 31, 2021, our Total Leverage Ratio, Net of all Cash, was 5.47 times on a trailing eight-quarter basis, netting our total cash balance of $189 million and giving effect to all Transaction Related Expenses.

●

During the fourth quarter of 2021, we repurchased 1,501,088 shares of our common stock at an average price of $19.98 per share, including commissions, for a total cost of approximately $30 million. We have not repurchased any shares since the close of the fourth quarter. Currently, we have 87,742,758 common shares and 7,560,937 Class A common shares outstanding and $174 million remaining under our share repurchase authorization.

●

Throughout 2021 and 2020, we incurred Transaction Related Expenses on an As Reported Basis that included but were not limited to legal and professional fees, severance and incentive compensation and contract termination fees. In addition, we recorded certain non-cash stock-based compensation expenses. These expenses are summarized as follows (in millions):

	Three Months Ended		Year Ended
	December 31,		December 31,
	2021	2020	2021	2020
Transaction Related Expenses:
Broadcasting	$3	$-	$3	$-
Corporate and administrative	52	1	71	1
Miscellaneous expense	-	-	7	-
Total Transaction Related Expenses	$55	$1	$81	$1

Total non-cash stock-based compensation	$4	$4	$14	$16

Taxes

●

During 2021 and 2020, we made aggregate federal and state income tax payments (net of refunds) of $149 million and $70 million, respectively. During 2022, we anticipate making income tax payments (net of refunds) within a range of $170 million to $190 million.

●

As of December 31, 2021, we have $10 million of federal operating loss carryforwards, which we expect to utilize in 2022. In addition, we have an aggregate of $424 million of various state operating loss carryforwards, of which we expect that approximately half will be utilized.

Gray Television, Inc.

Earnings Release for the three-months and year ended December 31, 2021

Guidance for the Three-Months Ending March 31, 2022

Based on our current forecasts for the quarter ending March 31, 2022, we anticipate the following key financial results, as outlined below in approximate ranges. We present revenue net of agency commissions. We present operating expenses net of depreciation, amortization and gain/loss on disposal of assets.

●    Revenue:

o	Local revenue of $270 to $275 million, and national revenue of $81 to $86 million.
■	Total Core Revenue of $351 to $361 million, which reflects an increase by 0% to 3% on a Combined Historical Basis.
o	Retransmission revenue of $380 to $385 million.
o	Political revenue of $20 to $25 million.
o	Production company revenue of $20 to $22 million.
o	Total revenue of $789 to $812 million.

●    Operating Expenses:

o

Broadcasting expenses of $535 to $545 million, including retransmission expense of approximately $225 million and transaction related expenses of approximately $3 million and non-cash stock-based compensation expense of approximately $1 million.

o	Production company expenses of approximately $25 million.
o	Corporate expenses of $29 to $33 million, including transaction related expenses of approximately $1 million and non-cash stock-based compensation expense of approximately $4 million.

Gray Television, Inc.

Earnings Release for the three-months and year ended December 31, 2021

Selected Operating Data on As Reported Basis (Unaudited)

	Three Months Ended December 31,
	2021	2020	% Change 2021 to 2020	2019	% Change 2021 to 2019
	(dollars in millions)
Revenue (less agency commissions):
Broadcasting	$692	$763	(9)%	$554	25%
Production companies	29	29	0%	25	16%
Total revenue	$721	$792	(9)%	$579	25%

Political advertising revenue	$20	$245	(92)%	$38	(47)%

Operating expenses (1):
Broadcasting	$449	$355	26%	$339	32%
Production companies	$23	$20	15%	$17	35%
Corporate and administrative	$84	$18	367%	$21	300%

Net income	$29	$224	(87)%	$94	(69)%

Non-GAAP Cash Flow (2):
Broadcast Cash Flow	$258	$424	(39)%	$229	13%
Broadcast Cash Flow Less Cash Corporate Expenses	$177	$409	(57)%	$212	(17)%
Free Cash Flow	$59	$300	(80)%	$108	(45)%

	Year Ended December 31,
	2021	2020	% Change 2021 to 2020	2019	% Change 2021 to 2019
	(dollars in millions)
Revenue (less agency commissions):
Broadcasting	$2,340	$2,320	1%	$2,035	15%
Production companies	73	61	20%	87	(16)%
Total revenue	$2,413	$2,381	1%	$2,122	14%

Political advertising revenue	$44	$430	(90)%	$68	(35)%

Operating expenses (1):
Broadcasting	$1,548	$1,340	16%	$1,325	17%
Production companies	$62	$52	19%	$74	(16)%
Corporate and administrative	$159	$65	145%	$104	53%

Net income	$90	$410	(78)%	$179	(50)%

Non-GAAP Cash Flow (2):
Broadcast Cash Flow	$813	$999	(19)%	$729	12%
Broadcast Cash Flow Less Cash Corporate Expenses	$666	$945	(30)%	$636	5%
Free Cash Flow	$238	$559	(57)%	$273	(13)%

(1)	Excludes depreciation, amortization and gain on disposal of assets, net.
(2)	See definition of non-GAAP terms and a reconciliation of the non-GAAP amounts to net income included herein.

Gray Television, Inc.

Earnings Release for the three-months and year ended December 31, 2021

Selected Operating Data for the Fourth Quarter of 2021 on As Reported Basis

(Unaudited)

	Three Months Ended December 31,
	2021		2020		Amount	Percent
		Percent		Percent	Increase	Increase
	Amount	of Total	Amount	of Total	(Decrease)	(Decrease)
	(dollars in millions)
Revenue (less agency commissions):
Local (including internet/digital/mobile)	$277	38%	$222	28%	$55	25%
National	82	11%	62	8%	20	32%
Political	20	3%	245	31%	(225)	(92)%
Retransmission consent	294	41%	217	27%	77	35%
Production companies	29	4%	29	4%	-	0%
Other	19	3%	17	2%	2	12%
Total	$721	100%	$792	100%	$(71)	(9)%

Total local and national revenue combined ("Total Core Revenue")	$359	50%	$284	36%	$75	26%

Operating Expenses (before depreciation, amortization and gain on disposal of assets, net):
Broadcasting:
Station expenses	$274	61%	$230	65%	$44	19%
Retransmission expense	171	38%	125	35%	46	37%
Transaction Related Expenses	3	1%	-	0%	3
Non-cash stock-based compensation	1	0%	-	0%	1
Total broadcasting expense	$449	100%	$355	100%	$94	26%

Production companies expense	$23		$20		$3	15%

Corporate and administrative:
Corporate expenses	$29	35%	$13	72%	$16	123%
Transaction Related Expenses	52	61%	1	6%	51	5100%
Non-cash stock-based compensation	3	4%	4	22%	(1)	(25)%
Total corporate and administrative expense	$84	100%	$18	100%	$66	367%

Gray Television, Inc.

Earnings Release for the three-months and year ended December 31, 2021

Selected Operating Data for the Full Year 2021 on As Reported Basis

(Unaudited)

	Year Ended December 31,
	2021		2020		Amount	Percent
		Percent		Percent	Increase	Increase
	Amount	of Total	Amount	of Total	(Decrease)	(Decrease)
	(dollars in millions)
Revenue (less agency commissions):
Local (including internet/digital/mobile)	$934	39%	$771	32%	$163	21%
National	256	11%	198	8%	58	29%
Political	44	2%	430	18%	(386)	(90)%
Retransmission consent	1,049	43%	867	36%	182	21%
Production companies	73	3%	61	3%	12	20%
Other	57	2%	54	3%	3	6%
Total	$2,413	100%	$2,381	100%	$32	1%

Total Core Revenue	$1,190	50%	$969	40%	$221	23%

Operating Expenses (before depreciation, amortization and gain on disposal of assets, net):
Broadcasting:
Station expenses	$928	60%	$839	63%	$89	11%
Retransmission expense	615	40%	496	37%	119	24%
Transaction Related Expenses	3	0%	-	0%	3
Non-cash stock-based compensation	2	0%	5	0%	(3)	(60)%
Total broadcasting expense	$1,548	100%	$1,340	100%	$208	16%

Production companies expense	$62		$52		$10	19%

Corporate and administrative:
Corporate expenses	$76	48%	$53	81%	$23	43%
Transaction Related Expenses	71	45%	1	2%	70	7000%
Non-cash stock-based compensation	12	7%	11	17%	1	9%
Total corporate and administrative expense	$159	100%	$65	100%	$94	145%

Gray Television, Inc.

Earnings Release for the three-months and year ended December 31, 2021

Detail Table of Operating Results on As Reported Basis

(Unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,

	2021	2020	2021	2020
	(in millions, except for net income per share data)
Revenue (less agency commissions):
Broadcasting	$692	$763	$2,340	$2,320
Production companies	29	29	73	61
Total revenue (less agency commissions)	721	792	2,413	2,381
Operating expenses before depreciation, amortization and gain on disposal of assets, net:
Broadcasting	449	355	1,548	1,340
Production companies	23	20	62	52
Corporate and administrative	84	18	159	65
Depreciation	28	27	104	96
Amortization of intangible assets	36	27	117	105
(Gain) loss on disposal of assets, net	(4)	(6)	42	(29)
Operating expenses	616	441	2,032	1,629
Operating income	105	351	381	752
Other (expense) income:
Miscellaneous (expense) income, net	(1)	-	(8)	(5)
Interest expense	(62)	(48)	(205)	(191)
Loss on early extinguishment of debt	-	(12)	-	(12)
Income before income tax	42	291	168	544
Income tax expense	13	67	78	134
Net income	29	224	90	410
Preferred stock dividends	13	13	52	52
Net income attributable to common stockholders	$16	$211	$38	$358

Basic per share information:
Net income attributable to common stockholders	$0.17	$2.24	$0.40	$3.73
Weighted-average shares outstanding	95	94	95	96

Diluted per share information:
Net income attributable to common stockholders	$0.17	$2.22	$0.40	$3.69
Weighted-average shares outstanding	95	95	95	97

Gray Television, Inc.

Earnings Release for the three-months and year ended December 31, 2021

Selected Operating Data on Combined Historical Basis (Unaudited)

	Three Months Ended December 31,
	2021	2020	% Change 2021 to 2020	2019	% Change 2021 to 2019
	(dollars in millions)
Revenue (less agency commissions):
Broadcast	$828	$1,104	(25)%	$774	7%
Production companies	29	30	(3)%	25	16%
Total revenue	$857	$1,134	(24)%	$799	7%

Political advertising revenue	$25	$383	(93)%	$45	(44)%

Operating expenses (1):
Broadcast	$536	$518	3%	$481	11%
Production companies	$23	$21	10%	$17	35%
Corporate and administrative	$84	$18	367%	$20	320%

Non-GAAP Cash Flow (2):
Broadcast Cash Flow	$311	$624	(50)%	$336	(7)%
Broadcast Cash Flow Less Cash Corporate Expenses	$230	$609	(62)%	$319	(28)%
Operating Cash Flow as Defined in our Senior Credit Agreement	$285	$609	(53)%	$320	(11)%
Free Cash Flow	$139	$423	(67)%	$168	(17)%

	Year Ended December 31,
	2021	2020	% Change 2021 to 2020	2019	% Change 2021 to 2019
	(dollars in millions)
Revenue (less agency commissions):
Broadcast	$3,080	$3,291	(6)%	$2,854	8%
Production companies	73	61	20%	87	(16)%
Total revenue	$3,153	$3,352	(6)%	$2,941	7%

Political advertising revenue	$60	$652	(91)%	$79	(24)%

Operating expenses (1):
Broadcast	$2,059	$1,923	7%	$1,885	9%
Production companies	$62	$53	17%	$74	(16)%
Corporate and administrative	$160	$65	146%	$104	54%

Non-GAAP Cash Flow (2):
Broadcast Cash Flow	$1,105	$1,459	(24)%	$1,121	(1)%
Broadcast Cash Flow Less Cash Corporate Expenses	$958	$1,405	(32)%	$1,028	(7)%
Operating Cash Flow as Defined in our Senior Credit Agreement	$1,029	$1,403	(27)%	$1,060	(3)%
Free Cash Flow	$443	$809	(45)%	$533	(17)%

(1)	Excludes depreciation, amortization and gain on disposal of assets, net.
(2)	See definition of non-GAAP terms and a reconciliation of the non-GAAP amounts to net income included herein.

Gray Television, Inc.

Earnings Release for the three-months and year ended December 31, 2021

Selected Operating Data for the Fourth Quarter of 2021 on Combine Historical Basis

(Unaudited)

	Three Months Ended December 31,
	2021		2020		Amount	Percent
		Percent		Percent	Increase	Increase
	Amount	of Total	Amount	of Total	(Decrease)	(Decrease)
	(dollars in millions)
Revenue (less agency commissions):
Local (including internet/digital/mobile)	$317	37%	$287	25%	$30	10%
National	105	12%	92	8%	13	14%
Political	25	3%	383	34%	(358)	(93)%
Retransmission consent	358	42%	319	28%	39	12%
Production companies	29	3%	30	3%	(1)	(3)%
Other	23	3%	23	2%	-	0%
Total	$857	100%	$1,134	100%	$(277)	(24)%

Total Core Revenue	$422	49%	$379	33%	$43	11%

Operating Expenses (before depreciation, amortization and gain on disposal of assets, net):
Broadcasting:
Station expenses	$321	60%	$331	64%	$(10)	(3)%
Retransmission expense	211	39%	186	36%	25	13%
Transaction Related Expenses	3	1%	-	0%	3
Non-cash stock-based compensation	1	0%	1	0%	-
Total broadcasting expense	$536	100%	$518	100%	$18	3%

Production companies expense	$23		$21		$2	10%

Corporate and administrative:
Corporate expenses	$29	35%	$13	72%	$16	123%
Transaction Related Expenses	52	61%	1	6%	51	5100%
Non-cash stock-based compensation	3	4%	4	22%	(1)	(25)%
Total corporate and administrative expense	$84	100%	$18	100%	$66	367%

Gray Television, Inc.

Earnings Release for the three-months and year ended December 31, 2021

Selected Operating Data for the Full Year 2021 on Combined Historical Basis

(Unaudited)

	Year Ended December 31,
	2021		2020		Amount	Percent
		Percent		Percent	Increase	Increase
	Amount	of Total	Amount	of Total	(Decrease)	(Decrease)
	(dollars in millions)
Revenue (less agency commissions):
Local (including internet/digital/mobile)	$1,158	37%	$1,000	30%	$158	16%
National	357	11%	289	9%	68	24%
Political	60	2%	652	19%	(592)	(91)%
Retransmission consent	1,429	45%	1,276	38%	153	12%
Production companies	73	2%	61	2%	12	20%
Other	76	3%	74	2%	2	3%
Total	$3,153	100%	$3,352	100%	$(199)	(6)%

Total Core Revenue	$1,515	48%	$1,289	38%	$226	18%

Operating Expenses (before depreciation, amortization and gain on disposal of assets, net):
Broadcasting:
Station expenses	$1,210	59%	$1,184	62%	$26	2%
Retransmission expense	842	41%	732	38%	110	15%
Transaction Related Expenses	3	0%	-	0%	3
Non-cash stock-based compensation	4	0%	7	0%	(3)	(43)%
Total broadcasting expense	$2,059	100%	$1,923	100%	$136	7%

Production companies expense	$62		$53		$9	17%

Corporate and administrative:
Corporate expenses	$77	48%	$53	81%	$24	45%
Transaction Related Expenses	71	44%	1	2%	70	7000%
Non-cash stock-based compensation	12	8%	11	17%	1	9%
Total corporate and administrative expense	$160	100%	$65	100%	$95	146%

Gray Television, Inc.

Earnings Release for the three-months and year ended December 31, 2021

Other Financial Data,

As Reported Basis

	As of December 31,
	2021	2020
	(in millions)

Cash	$189	$773
Long-term debt, including current portion, less deferred financing costs	$6,755	$3,974
Series A perpetual preferred stock	$650	$650
Borrowing availability under senior credit facility	$497	$200

	Year Ended December 31,
	2021	2020
	(in millions)

Net cash provided by operating activities	$300	$652
Net cash used in investing activities	(3,534)	(211)
Net cash provided by financing activities	2,650	120
Net (decrease) increase in cash	$(584)	$561

Additional Information

The Company

We are a multimedia company headquartered in Atlanta, Georgia. We are the nation’s largest owner of top-rated local television stations and digital assets in the United States. Our television stations serve 113 television markets that collectively reach approximately 36 percent of US television households.  This portfolio includes 80 markets with the top-rated television station and 100 markets with the first and/or second highest rated television station. We also own video program companies Raycom Sports, Tupelo Honey, PowerNation Studios and Third Rail Studios.

Cautionary Statements for Purposes of the “Safe Harbor” Provisions of the Private Securities Litigation Reform Act

This press release contains certain forward-looking statements that are based largely on our current expectations and reflect various estimates and assumptions by us. These statements are statements other than those of historical fact and may be identified by words such as “estimates,” “expect,” “anticipate,” “will,” “implied,” “assume” and similar expressions. Forward-looking statements are subject to certain risks, trends and uncertainties that could cause actual results and achievements to differ materially from those expressed in such forward-looking statements. Such risks, trends and uncertainties, which in some instances are beyond our control, include our inability to achieve expected synergies from recent transactions on a timely basis or at all, the impact of recently completed transactions, estimates of future revenue, future expenses and other future events. We are subject to additional risks and uncertainties described in our quarterly and annual reports filed with the Securities and Exchange Commission from time to time, including in the “Risk Factors,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections contained therein, which reports are made publicly available via our website, www.gray.tv. Any forward-looking statements in this press release should be evaluated in light of these important risk factors. This press release reflects management’s views as of the date hereof. Except to the extent required by applicable law, Gray undertakes no obligation to update or revise any information contained in this press release beyond the published date, whether as a result of new information, future events or otherwise.

Gray Television, Inc.

Earnings Release for the three-months and year ended December 31, 2021

Conference Call Information

We will host a conference call to discuss our fourth quarter operating results on February 25, 2022. The call will begin at 11:00 a.m. Eastern Time. The live dial-in number is 1-855-493-3489 and the confirmation code is 8667075. The call will be webcast live and available for replay at www.gray.tv. The taped replay of the conference call will be available at 1-855-859-2056, Confirmation Code is 8667075 until March 25, 2022.

Gray Contacts

Web site: www.gray.tv

Hilton H. Howell, Jr., Executive Chairman and Chief Executive Officer, 404-266-5513

Pat LaPlatney, President and Co-Chief Executive Officer, 334-206-1400

Jim Ryan, Executive Vice President and Chief Financial Officer, 404-504-9828

Kevin P. Latek, Executive Vice President, Chief Legal and Development Officer, 404-266-8333

Gray Television, Inc.

Earnings Release for the three-months and year ended December 31, 2021

Effects of Acquisitions and Divestitures on Our Results of Operations and Non-GAAP Terms

From January 1, 2019 through December 31, 2021, we completed several acquisition and divestiture transactions. As more fully described in our Form 10-K to be filed with the Securities and Exchange Commission today and in our prior disclosures, these transactions materially affected our operations. We refer to the 2021 Acquisitions collectively with all other television stations acquired or divested on or subsequent to January 1, 2019 as the “Acquisitions”.

Due to the significant effect that the Acquisitions have had on our results of operations, and in order to provide more meaningful period over period comparisons, we present herein certain financial information on a Combined Historical Basis (or “CHB”). Combined Historical Basis financial information does not include any adjustments for other events attributable to the Acquisitions unless otherwise described. Certain of the Combined Historical Basis financial information has been derived from, and adjusted based on unaudited, unreviewed financial information prepared by other entities, which Gray cannot independently verify. We cannot assure you that such financial information would not be materially different if such information were audited or reviewed and no assurances can be provided as to the accuracy of such information, or that our actual results would not differ materially from the Combined Historical Basis financial information if the Acquisitions had been completed at the stated date. In addition, the presentation of Combined Historical Basis may not comply with United Stated Generally Accepted Accounting Principles (“GAAP”) or the requirements for proforma financial information under Regulation S-X under the Securities Act.

From time to time, we supplement our financial results prepared in accordance with GAAP by disclosing the non-GAAP financial measures Broadcast Cash Flow, Broadcast Cash Flow Less Cash Corporate Expenses, Operating Cash Flow as defined in the Senior Credit Agreement, Free Cash Flow, Adjusted EBITDA and Total Leverage Ratio, Net of All Cash. These non-GAAP amounts are used by us to approximate amounts used to calculate key financial performance covenants contained in our debt agreements and are used with our GAAP data to evaluate our results and liquidity.

We define Broadcast Cash Flow as net income or loss plus loss on early extinguishment of debt, non-cash corporate and administrative expenses, non-cash stock-based compensation, depreciation and amortization (including amortization of intangible assets and program broadcast rights), any loss on disposal of assets, any miscellaneous expense, interest expense, any income tax expense, non-cash 401(k) expense, Broadcast Transactions Related Expenses and broadcast other adjustments less any gain on disposal of assets, any miscellaneous income, any income tax benefits and payments for program broadcast rights.

We define Broadcast Cash Flow Less Cash Corporate Expenses as net income or loss plus loss on early extinguishment of debt, non-cash stock-based compensation, depreciation and amortization (including amortization of intangible assets and program broadcast rights), any loss on disposal of assets, any miscellaneous expense, interest expense, any income tax expense, non-cash 401(k) expense, Transaction Related Expenses and other adjustments less any gain on disposal of assets, any miscellaneous income, any income tax benefits and payments for program broadcast rights.

We define Operating Cash Flow as defined in our Senior Credit Agreement as net income or loss plus loss on early extinguishment of debt, non-cash stock-based compensation, depreciation and amortization (including amortization of intangible assets and program broadcast rights), any loss on disposal of assets, any miscellaneous expense, interest expense, any income tax expense, non-cash 401(k) expense, Transaction Related Expenses, other adjustments, certain pension expenses, synergies and other adjustments less any gain on disposal of assets, any miscellaneous income, any income tax benefits, payments for program broadcast rights, pension income and contributions to pension plans.

Operating Cash Flow as defined in our Senior Credit Agreement gives effect to the revenue and broadcast expenses of all completed acquisitions and divestitures as if they had been acquired or divested, respectively, on January 1, 2019. It also gives effect to certain operating synergies expected from the acquisitions and related financings and adds back professional fees incurred in completing the acquisitions. Certain of the financial information related to the acquisitions has been derived from, and adjusted based on, unaudited, un-reviewed financial information prepared by other entities, which Gray cannot independently verify. We cannot assure you that such financial information would not be materially different if such information were audited or reviewed and no assurances can be provided as to the accuracy of such information, or that our actual results would not differ materially from this financial information if the acquisitions had been completed on the stated date. In addition, the presentation of Operating Cash Flow as defined in the Senior Credit Agreement and the adjustments to such information, including expected synergies resulting from such transactions, may not comply with GAAP or the requirements for pro forma financial information under Regulation S-X under the Securities Act of 1933.

Gray Television, Inc.

Earnings Release for the three-months and year ended December 31, 2021

We define Free Cash Flow as net income or loss, plus loss on early extinguishment of debt, non-cash stock-based compensation, depreciation and amortization (including amortization of intangible assets and program broadcast rights), any loss on disposal of assets, any miscellaneous expense, any income tax expense, non-cash 401(k) expense, Transactions Related Expenses, broadcast other adjustments, certain pension expenses, synergies, other adjustments and amortization of deferred financing costs less any gain on disposal of assets, any miscellaneous income, any income tax benefits, payments for program broadcast rights, pension income, contributions to pension plans, preferred dividends, purchase of property and equipment (net of reimbursements and certain defined purchases) and income taxes paid (net of any refunds received and certain defined payments).

We define Adjusted EBITDA as net income or loss, plus loss on early extinguishment of debt, non-cash stock-based compensation, depreciation and amortization of intangible assets, any loss on disposal of assets, any miscellaneous expense, interest expense, any income tax expense, non-cash 401(k) expense, Transaction Related Expenses less any gain on disposal of assets, any miscellaneous income and any income tax benefits.

Our Total Leverage Ratio, Net of All Cash is determined by dividing our Adjusted Total Indebtedness, Net of All Cash, by our Operating Cash Flow as defined in our Senior Credit Agreement, divided by two. Our Adjusted Total Indebtedness, Net of All Cash, represents the total outstanding principal of our long-term debt, plus certain other obligations as defined in our Senior Credit Agreement, less all cash (excluding restricted cash). Our Operating Cash Flow, as defined in our Senior Credit Agreement, divided by two, represents our average annual Operating Cash Flow as defined in our Senior Credit Agreement for the preceding eight quarters.

We define Transaction Related Expenses as incremental expenses incurred specific to acquisitions and divestitures, including but not limited to legal and professional fees, severance and incentive compensation, and contract termination fees. We present certain line items from our selected operating data, net of Transaction Related Expenses, in order to present a more meaningful comparison between periods of our operating expenses and our results of operations.

These non-GAAP terms are not defined in GAAP and our definitions may differ from, and therefore may not be comparable to, similarly titled measures used by other companies, thereby limiting their usefulness. Such terms are used by management in addition to, and in conjunction with, results presented in accordance with GAAP and should be considered as supplements to, and not as substitutes for, net income and cash flows reported in accordance with GAAP.

Gray Television, Inc.

Earnings Release for the three-months and year ended December 31, 2021

Reconciliation of Non-GAAP Terms on As Reported Basis, in millions:

	Three Months Ended
	December 31,
	2021	2020	2019

Net income	$29	$224	$94
Adjustments to reconcile from net income to Free Cash Flow:
Depreciation	28	27	20
Amortization of intangible assets	36	27	29
Non-cash stock-based compensation	4	4	6
Non-cash 401(k) expense, excluding corporate portion	7	6	5
Gain on disposal of assets, net	(4)	(6)	(27)
Miscellaneous expense, net	1	-	-
Interest expense	62	48	54
Loss on early extinguishment of debt	-	12	-
Income tax expense	13	67	32
Amortization of program broadcast rights	12	10	9
Payments for program broadcast rights	(11)	(10)	(10)
Corporate and administrative expenses before depreciation, amortization of intangible assets and non-cash stock-based compensation	81	15	17
Broadcast Cash Flow	258	424	229
Corporate and administrative expenses excluding depreciation, amortization of intangible assets and non-cash stock-based compensation	(81)	(15)	(17)
Broadcast Cash Flow Less Cash Corporate Expenses	177	409	212
Interest expense	(62)	(48)	(54)
Amortization of deferred financing costs	2	2	2
Preferred stock dividends	(13)	(13)	(13)
Common stock dividends	(8)	-	-
Purchase of property and equipment (1)	(35)	(40)	(37)
Reimbursements of property and equipment purchases	1	10	9
Income taxes paid, net of refunds (2)	(3)	(20)	(11)
Free Cash Flow	$59	$300	$108

(1)	Excludes approximately $18 million related to the Assembly Atlanta project in the fourth quarter of 2021.
(2)	Excludes approximately $17 million of income tax payments related to the Meredith Divestiture and the Quincy Divestiture in the fourth quarter of 2021.

Gray Television, Inc.

Earnings Release for the three-months and year ended December 31, 2021

Reconciliation of Non-GAAP Terms on As Reported Basis, in millions:

	Year Ended
	December 31,
	2021	2020	2019

Net income	$90	$410	$179
Adjustments to reconcile from net income to Free Cash Flow:
Depreciation	104	96	80
Amortization of intangible assets	117	105	115
Non-cash stock-based compensation	14	16	16
Non-cash 401(k) expense, excluding corporate portion	8	6	5
Loss (gain) on disposal of assets, net	42	(29)	(54)
Miscellaneous expense (income), net	8	5	(4)
Interest expense	205	191	227
Loss on early extinguishment of debt	-	12	-
Income tax expense	78	134	76
Amortization of program broadcast rights	38	38	39
Payments for program broadcast rights	(38)	(39)	(43)
Corporate and administrative expenses before depreciation, amortization of intangible assets and non-cash stock-based compensation	147	54	93
Broadcast Cash Flow	813	999	729
Corporate and administrative expenses before depreciation, amortization of intangible assets and non-cash stock-based compensation	(147)	(54)	(93)
Broadcast Cash Flow Less Cash Corporate Expenses	666	945	636
Contributions to pension plans	(4)	(3)	(3)
Interest expense	(205)	(191)	(227)
Amortization of deferred financing costs	11	11	11
Preferred stock dividends	(52)	(52)	(52)
Common stock dividends	(31)	-	-
Purchase of property and equipment (1)	(98)	(110)	(110)
Reimbursements of property and equipment purchases	11	29	41
Income taxes paid, net of refunds (2)	(60)	(70)	(23)
Free Cash Flow	$238	$559	$273

(1)	Excludes approximately $109 million related to the Assembly Atlanta project in 2021.
(2)	Excludes approximately $89 million of income tax payments related to the Meredith Divestiture and the Quincy Divestiture in 2021.

Gray Television, Inc.

Earnings Release for the three-months and year ended December 31, 2021

Reconciliation of Non-GAAP Terms on a Combined Historical Basis, in millions:

	Three Months Ended
	December 31,
	2021	2020	2019

Net income	$57	$364	$110
Adjustments to reconcile from net income to Free Cash Flow:
Depreciation	32	34	28
Amortization of intangible assets	37	29	33
Non-cash stock based compensation	4	5	6
Non-cash 401(k) expense, excluding corporate portion	7	6	5
(Gain) loss on disposal of assets, net	(2)	(5)	2
Miscellaneous expense, net	1	1	-
Interest expense	78	78	78
Loss from early extinguishment of debt	-	12	-
Income tax expense	9	66	30
Amortization of program broadcast rights	14	15	14
Payments for program broadcast rights	(14)	(14)	(15)
Corporate and administrative expenses before depreciation, amortization of intangible assets and non-cash stock-based compensation	81	15	17
Broadcast Transaction Related Expenses	3	-	7
Broadcast other adjustments	4	18	21
Broadcast Cash Flow	311	624	336
Corporate and administrative expenses before depreciation, amortization of intangible assets and non-cash stock-based compensation	(81)	(15)	(17)
Broadcast Cash Flow Less Cash Corporate Expenses	230	609	319
Adjustments for unrestricted subsidiaries	3	-	-
Corporate Transaction Related Expenses	52	-	1
Operating Cash Flow as Defined in Senior Credit Facility	285	609	320
Interest expense	(78)	(78)	(78)
Amortization of deferred financing costs	3	3	3
Preferred dividends	(13)	(13)	(13)
Common stock dividends	(8)	-	-
Purchase of property and equipment (1)	(37)	(46)	(51)
Reimbursement of purchases of property and equipment	1	11	12
Income taxes paid, net of refunds (2)	(14)	(63)	(25)
Free Cash Flow	$139	$423	$168

(1)	Excludes approximately $18 million related to the Assembly Atlanta project in the fourth quarter of 2021.
(2)	Excludes approximately $17 million of income tax payments related to the Meredith Divestiture and the Quincy Divestiture in the fourth quarter of 2021.

Gray Television, Inc.

Earnings Release for the three-months and year ended December 31, 2021

Reconciliation of Non-GAAP Terms on a Combined Historical Basis, in millions:

	Year Ended
	December 31,
	2021	2020	2019

Net income	$265	$635	$310
Adjustments to reconcile from net income to Free Cash Flow:
Depreciation	128	128	111
Amortization of intangible assets	123	114	127
Non-cash stock-based compensation	16	18	17
Non-cash 401(k) expense, excluding corporate portion	8	6	5
Gain on disposal of assets, net	(10)	(32)	(41)
Miscellaneous expense (income), net	8	27	(5)
Interest expense	311	311	311
Loss from early extinguishment of debt	-	12	-
Income tax expense	46	117	65
Amortization of program broadcast rights	55	58	60
Payments for program broadcast rights	(56)	(59)	(64)
Corporate and administrative expenses excluding depreciation, amortization of intangible assets and non-cash stock-based compensation	147	54	93
Broadcast Transaction Related Expenses	3	-	45
Broadcast other adjustments	61	70	87
Broadcast Cash Flow	1,105	1,459	1,121
Corporate and administrative expenses excluding depreciation, amortization of intangible assets and non-cash stock-based compensation	(147)	(54)	(93)
Broadcast Cash Flow Less Cash Corporate Expenses	958	1,405	1,028
Contributions to pension plans	(4)	(3)	(3)
Adjustments for unrestricted subsidiaries	4	-	-
Corporate Transaction Related Expenses	71	1	35
Operating Cash Flow as Defined in Senior Credit Facility	1,029	1,403	1,060
Interest expense	(311)	(311)	(311)
Amortization of deferred financing costs	12	12	12
Preferred dividends	(52)	(52)	(52)
Common stock dividends	(31)	-	-
Purchase of property and equipment (1)	(107)	(127)	(154)
Reimbursement of purchases of property and equipment	13	36	55
Income taxes paid, net of refunds (2)	(110)	(152)	(77)
Free Cash Flow	$443	$809	$533

(1)	Excludes approximately $109 million related to the Assembly Atlanta project in 2021.
(2)	Excludes approximately $89 million of income tax payments related to the Meredith Divestiture and the Quincy Divestiture in 2021.

Gray Television, Inc.

Earnings Release for the three-months and year ended December 31, 2021

Reconciliation of Net Income on As Reported Basis to Adjusted EBITDA and the Effect of Transaction Related Expenses and Certain Non-cash Expenses, in millions except for per share information:

	Three Months Ended		Year Ended
	December 31,		December 31,
	2021	2020	2021	2020

Net income	$29	$224	$90	$410
Adjustments to reconcile from net income to Adjusted EBITDA:
Depreciation	28	27	104	96
Amortization of intangible assets	36	27	117	105
Non-cash stock-based compensation	4	4	14	16
(Gain) loss on disposal of assets, net	(4)	(6)	42	(29)
Miscellaneous expense, net	1	-	8	5
Interest expense	62	48	205	191
Loss on early extinguishment of debt	-	12	-	12
Income tax expense	13	67	78	134
Total	169	403	658	940
Add: Transaction Related Expenses	55	1	81	1
Adjusted EBITDA	$224	$404	$739	$941

Net income attributable to common stockholders	$16	$211	$38	$358
Add: Transaction Related Expenses and non-cash stock-based compensation	59	5	95	17
Less: Income tax expense related to Transaction Related
Expenses and non-cash stock-based compensation	(15)	(1)	(24)	(4)
Net income attributable to common stockholders - excluding
Transaction Related Expenses and non-cash stock-based compensation	$60	$215	$109	$371

Net income attributable to common stockholders per common share, diluted - excluding Transaction Related Expenses and non-cash stock-based compensation	$0.63	$2.26	$1.15	$3.82

Diluted weighted-average shares outstanding	95	95	95	97

Gray Television, Inc.

Earnings Release for the three-months and year ended December 31, 2021

Reconciliation of Total Leverage Ratio, Net of All Cash, in millions except for ratio:

Eight Quarters Ended
December 31, 2021

Net income	$500
Adjustments to reconcile from net income to operating cash flow as defined in our Senior Credit Agreement:
Depreciation	200
Amortization of intangible assets	222
Non-cash stock-based compensation	30
Non-cash 401(k) expense, excluding corporate portion	15
Loss on disposal of assets, net	13
Interest expense	396
Loss on early extinguishment of debt	12
Income tax expense	212
Amortization of program broadcast rights	75
Payments for program broadcast rights	(77)
Pension gain	(3)
Contributions to pension plan	(7)
Adjustments for unrestricted subsidiaries	3
Adjustments for stations acquired or divested, financings and expected synergies during the eight quarter period	759
Transaction Related Expenses	82
Operating Cash Flow, as defined in our Senior Credit Agreement	$2,432
Operating Cash Flow, as defined in our Senior Credit Agreement, divided by two	$1,216

December 31, 2021
Adjusted Total Indebtedness:
Total outstanding principal, including current portion	$6,835
Letters of Credit Outstanding	3
Cash	(189)
Adjusted Total Indebtedness, Net of All Cash	$6,649

Total Leverage Ratio, Net of All Cash	5.47

Gray Television, Inc.

Earnings Release for the three-months and year ended December 31, 2021